EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 22, 2015, with respect to the financial statement(s) of Incapital Unit Trust, Series 84, comprising Balance Sheet Strength Portfolio, Series 7, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-203769) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Chicago, Illinois

June 22, 2015